UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

       Date of Report (Date of earliest event reported):
                March 18, 2004 (March 12, 2004)
                     ___________________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

                          000-32855
                    (Commission File Number)
          Delaware                          74-2982117
(State or Other Jurisdiction of            (IRS Employer
Incorporation or Organization)           Identification No.)

       401 Whitney Avenue, Suite 400
             Gretna, Louisiana              70056-2596
(Address of Principal Executive Offices)    (Zip Code)

  Registrant's Telephone Number, Including Area Code:
                      (504) 367-7030


ITEM 5.   OTHER EVENTS.

          On March 12, 2004, Torch Offshore, Inc. (the "Company") issued a press release announcing updated guidance for its earnings estimates based upon management's unaudited review. The Company announced it expects to record a net loss for the fourth quarter of 2003 in the range of $6.8 million to $7.5 million. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.


ITEM 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL
          INFORMATION AND EXHIBITS.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

          The following exhibits are filed herewith:

Exhibit No.                   Description
-----------                   -----------

  99.1        Torch  Offshore, Inc. Press Release, dated
              March  12, 2004.


                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.


                              By: /s/ ROBERT E. FULTON
Date: March 18, 2004          ------------------------
                              Robert E. Fulton
                              Chief Financial Officer


                      INDEX TO EXHIBITS

Exhibit No.                   Description
-----------	                  -----------

  99.1        Torch  Offshore, Inc. Press Release, dated
              March  12, 2004.


                                             EXHIBIT 99.1

NEWS RELEASE
For immediate release   Contact:Bob Fulton (1)504-367-7030
to: Analysts, Financial              b.fulton@torchinc.com
Community, Media              Bradley Lowe (1)504-367-7030
                                       b.lowe@torchinc.com

      Torch Offshore Issues Updated Earnings Guidance
                 for Fourth Quarter 2003

New Orleans, Louisiana USA, March 12, 2004

Torch Offshore, Inc. (NASDAQ: TORC) (the "Company") announced updated guidance for its earnings estimates based upon management's unaudited review. The Company expects to record a net loss for the fourth quarter of 2003 in the range of $6.8 million to $7.5 million.

Lower than expected utilization of the Company's vessels combined with a very competitive pricing market in the Gulf of Mexico negatively impacted the Company's quarterly revenues and gross margin. In addition, several significant charges are expected to be included in the fourth quarter 2003 financial results. The Company expects to record a $1.6 million (pre-tax) asset impairment charge and to take additional charges of $2.6 million (pre-tax) relating to claims and settlements for work completed in prior periods. The net loss for the fourth quarter is also expected to be negatively impacted by approximately $1.3 million in reduced deferred tax benefits as the Company plans to establish a valuation allowance limiting a portion of the tax benefits that would otherwise result from the Company's operating losses associated with fourth quarter operations.

Regions  Bank  and  Export  Development  Canada  (EDC)  have committed to waive the covenant violations the above mentioned events have created as of December 31, 2003 and have committed to adjust the covenant thresholds going forward. Regions Bank and EDC have also committed to provide the Company an additional $19.0 million of financing to complete the conversion of the Midnight Express. The budget on the conversion of the Midnight Express has increased to a range of $107.0 million to $112.0 million. The completion of the vessel, including sea trials, is expected in the second half of 2004.

The Company will release its December 31, 2003 financial results in late March 2004 and will announce the day and time of the release and related conference call information at a later date.

Established in 1978, Torch Offshore, Inc. is involved in offshore pipeline installation and subsea construction for the oil and natural gas industry. Torch Offshore, Inc. is expanding beyond its established shallow water niche market in order to serve the industry's worldwide growing needs in the deep waters.

Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, expects, believes or anticipates may or will occur in the future, are forward-looking statements under the Private Securities Litigation Act of
1995. The forward-looking statements in this news release include statements about the Company's financial results for the fiscal quarter ended December 31, 2003, as well as certain factors contributing to these losses, borrowing amounts available to the Company, financial covenants applicable to the Company, the estimated cost to complete the conversion of the Midnight Express and the estimated timing of completion of the conversion of the Midnight Express. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission, as well as other factors that may not be within the Company's control, including, specifically, oil and natural gas commodity prices, weather conditions and offshore construction activity levels. Although the Company believes its expectations are based on reasonable assumptions, it gives no assurance that the Company's assumptions and projections will prove to be correct. Actual results may differ materially from those projected.